UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  (April 11, 2022)

Month 1, 2022

THE GOODYEAR TIRE & RUBBER COMPANY

(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Innovation Way, Akron, Ohio	44316-0001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 796-2121

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Without Par Value	GT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2022, the shareholders of The Goodyear Tire & Rubber Company (“Goodyear” or the “Company”) approved the adoption of the 2022 Performance Plan (the “2022 Plan”).

The 2022 Plan authorizes awards of stock options, stock appreciation rights, restricted stock, restricted stock units, stock-based and cash-based performance grants and other stock-based grants (collectively, “Awards”). A total of twenty-one million (21,000,000) shares of common stock may be issued under the 2022 Plan. Any shares of common stock that are subject to awards of stock options or stock appreciation rights will be counted as one share for each share granted for purposes of the aggregate share limit and any shares of common stock that are subject to any other awards will be counted as 2.00 shares for each share granted for purposes of the aggregate share limit.

The 2022 Plan will be administered by the Compensation Committee of the Board of Directors which will have the sole authority to, among other things: construe and interpret the 2022 Plan; make rules and regulations relating to the administration of the 2022 Plan; select participants; establish the terms and conditions of Awards; and reduce the amount of an Award, without the consent of any participant, all in accordance with the terms of the 2022 Plan.

Any employee of Goodyear or any of its subsidiaries, including any officer of Goodyear, selected by the Compensation Committee is eligible to receive Awards under the 2022 Plan. Directors of Goodyear are also eligible to receive Awards (other than performance grants) under the 2022 Plan, provided that the sum of (i) the aggregate grant date fair value of all Awards granted in any single calendar year plus (ii) the aggregate amount of any cash retainers and fees payable in that calendar year, in each case, to any single non-employee director, shall not exceed $750,000. Subject to the limits specified in the 2022 Plan, the selection of participants and the nature and size of Awards will be wholly within the discretion of the Compensation Committee. It is anticipated that all 13 Board-appointed officers of Goodyear will receive various grants under the 2022 Plan and approximately 2,500 other employees of Goodyear and its subsidiaries will participate in at least one feature of the 2022 Plan. A participant must be an employee of the Company or a subsidiary or a director of the Company continuously from the date a grant is made through the date of vesting thereof, unless otherwise provided by the Compensation Committee.

The 2022 Plan will remain in effect until February 28, 2032, unless sooner terminated by the Board of Directors. Termination will not affect Awards then outstanding.

The foregoing description of the 2022 Plan is qualified in its entirety by reference to the provisions of the 2022 Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Shareholders was held on April 11, 2022 (the “Annual Meeting”). At the Annual Meeting, 246,160,213 shares of common stock, without par value, or approximately 87% of the 281,968,548 shares of common stock outstanding and entitled to vote at the Annual Meeting, were present in person or by proxy.

Set forth below are the matters acted upon by Goodyear shareholders at the Annual Meeting, and the final voting results on each matter.

1. Election of Directors. Eleven persons were nominated by the Board of Directors for election as directors of Goodyear, each to hold office for a one-year term expiring at the 2023 annual meeting of shareholders and until his or her successor is duly elected and qualified. Each nominee was elected. There were 28,869,098 broker non-votes with respect to each nominee. The votes cast for or against, as well as abstentions with respect to, each nominee were as follows:

Name of Director	Shares of Common Stock Voted For	Shares of Common Stock Voted Against	Abstentions
James A. Firestone	172,965,705 (79.6%)	40,484,854 (18.6%)	3,840,556 (1.8%)
Werner Geissler	207,012,370 (95.3%)	6,490,256 (3.0%)	3,788,489 (1.7%)
Laurette T. Koellner	175,025,183 (80.5%)	38,489,262 (17.7%)	3,776,670 (1.7%)
Richard J. Kramer	202,403,163 (93.1%)	11,273,238 (5.2%)	3,614,714 (1.7%)
Karla R. Lewis	209,258,474 (96.3%)	4,170,259 (1.9%)	3,862,382 (1.8%)
Prashanth Mahendra-Rajah	209,990,012 (96.6%)	3,554,053 (1.6%)	3,747,050 (1.7%)
John E. McGlade	208,621,635 (96.0%)	4,879,271 (2.2%)	3,790,209 (1.7%)
Roderick A. Palmore	210,075,071 (96.7%)	3,467,423 (1.6%)	3,748,621 (1.7%)
Hera Siu	211,367,729 (97.3%)	2,237,527 (1.0%)	3,685,859 (1.7%)
Michael R. Wessel	209,603,326 (96.5%)	3,843,855 (1.8%)	3,843,934 (1.8%)
Thomas L. Williams	206,418,677 (95.0%)	5,574,556 (2.6%)	5,297,882 (2.4%)

2. Advisory vote regarding the compensation of named executive officers. An advisory resolution that the shareholders approve the compensation of Goodyear’s named executive officers was submitted to, and voted upon by, the shareholders. There were 45,138,090 shares of common stock voted in favor of, and 168,128,321 shares of common stock voted against, said resolution. The holders of 4,024,704 shares of common stock abstained and there were 28,869,098 broker non-votes. The resolution, having failed to receive the affirmative vote of the holders of at least a majority (21.2%) of the votes cast “for” and “against” the matter at the Annual Meeting, was not adopted.

3. Proposal to approve the adoption of the 2022 Performance Plan. A resolution that the shareholders approve the adoption of the 2022 Plan was submitted to, and voted upon by, the shareholders. There were 196,849,721 shares of common stock voted in favor of, and 16,953,030 shares of common stock voted against, said resolution. The holders of 3,488,364 shares of common stock abstained and there were 28,869,098 broker non-votes. The resolution, having received the affirmative vote of the holders of at least a majority (69.8%) of the shares of common stock outstanding and entitled to vote at the Annual Meeting, was adopted.

4. Ratification of appointment of independent registered public accounting firm. A resolution that the shareholders ratify the action of the Audit Committee in selecting and appointing PricewaterhouseCoopers LLP as the independent registered public accounting firm for Goodyear for the year ending December 31, 2022 was submitted to, and voted upon by, the shareholders. There were 236,173,735 shares of common stock voted in favor of, and 6,426,130 shares of common stock voted against, said resolution. The holders of 3,560,348 shares of common stock abstained and there were no broker non-votes. The resolution, having received the affirmative vote of the holders of at least a majority (83.8%) of the shares of common stock outstanding and entitled to vote at the Annual Meeting, was adopted.

5. Shareholder proposal. A resolution requesting that the Board of Directors take the steps necessary to implement certain simple majority voting provisions was submitted to, and voted upon by, the shareholders. There were 169,177,033 shares of common stock voted in favor of, and 44,337,410 shares of common stock voted against, said resolution. The holders of 3,776,672 shares of common stock abstained and there were 28,869,098 broker non-votes. The resolution, having received the affirmative vote of the holders of at least a majority (60.0%) of the shares of common stock outstanding and entitled to vote at the Annual Meeting, was adopted.

Item 9.01	Financial Statements and Exhibits.

10.1	2022 Performance Plan of The Goodyear Tire & Rubber Company

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2022	THE GOODYEAR TIRE & RUBBER COMPANY

	By:	/s/ Daniel T. Young
Daniel T. Young
Secretary